Exhibit 10.68
INDEMNITY AGREEMENT
     THIS AGREEMENT is made and entered into as of the 9th day of November, 2006 by and between SOLEXA, INC., a Delaware corporation (the “Corporation”), and PETER LUNDBERG (the “Agent”).
RECITALS
     WHEREAS, Agent will perform a valuable service to the Corporation in his capacity as a VICE PRESIDENT AND CHIEF TECHNICAL OFFICER of the Corporation;
     WHEREAS, the stockholders of the Corporation have adopted bylaws (the “Bylaws”) providing for the indemnification of the directors, officers, employees and other agents of the Corporation, including persons serving at the request of the Corporation in such capacities with other corporations or enterprises, as authorized by the Delaware General Corporation Law, as amended (the “Code”); and
     WHEREAS, the Bylaws and the Code, by their non-exclusive nature, permit contracts between the Corporation and its agents, officers, employees and other agents with respect to indemnification of such persons;
     NOW, THEREFORE, in consideration of Agent’s service as an officer of the Corporation after the date hereof, the parties hereto agree as follows:
AGREEMENT
     1. Services to the Corporation. Agent will serve, at the will of the Corporation or under separate contract, if any such contract exists, as Officer of the Corporation; provided, however, that Agent may at any time and for any reason resign from such position or any other position (subject to any contractual obligation that Agent may have assumed apart from this Agreement) and that the Corporation shall have no obligation under this Agreement to continue Agent in such position or any other position.
     2. Indemnity of Agent. The Corporation hereby agrees to hold harmless and indemnify Agent to the fullest extent authorized or permitted by the provisions of the Bylaws and the Code, as the same may be amended from time to time (but, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Bylaws or the Code permitted prior to adoption of such amendment).
     3. Additional Indemnity. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 4 hereof, the Corporation hereby further agrees to hold harmless and indemnify Agent:
          (a) from and against any and all Expenses (as defined below) paid or payable by Agent in connection with or in respect of a Claim (as defined below). “Claim” means any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any inquiry, hearing or investigation, whether instituted by the Corporation or any other party, that Agent in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution whether civil, criminal, administrative, investigative or otherwise, each of the foregoing by reason of the fact that Agent is, was or at any time becomes a director, officer, employee or other agent of Corporation, or is or was serving or at any time serves at the written request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. “Expense” means any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts paid or incurred by Agent in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim; any and all judgments, fines, losses, liabilities, penalties, and amounts paid in settlement of any such claim; and
          (b) otherwise to the fullest extent as may be provided to Agent by the Corporation under the non-exclusivity provisions of the Code and Section 42 of the Bylaws.
     4. Limitations on Additional Indemnity.
          (a) No indemnity pursuant to Section 3 hereof shall be paid by the Corporation:
               (i) on account of any claim against Agent for an accounting of profits made from the purchase or sale by Agent of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto (the “Exchange Act”) or similar provisions of any federal, state or local statutory law;
               (ii) on account of Agent’s conduct that was knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;
               (iii) on account of Agent’s conduct that constituted a breach of Agent’s duty of loyalty to the Corporation or resulted in any personal profit or advantage to which Agent was not legally entitled;
               (iv) for which payment actually has been made to Agent under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;
               (v) if indemnification is not lawful (and, in this respect, both the Corporation and Agent have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or
               (vi) in connection with any proceeding (or part thereof) initiated by Agent, or any proceeding by Agent against the Corporation or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Code, or (iv) the proceeding is initiated pursuant to Section 9 hereof.
          (b) Within thirty (30) days of receipt of a notice pursuant to Section 7, the Corporation (or the Independent Legal Counsel, if applicable) shall make an initial good faith determination of Agent’s entitlement to indemnification pursuant to this Agreement and shall notify Agent (and the Corporation, if Independent Legal Counsel is making such determination) promptly of such determination. If at any time thereafter the Corporation (or the Independent Legal Counsel, as applicable) in good faith determines that any indemnification requested pursuant to this Agreement is prohibited pursuant to Section 4(a), the Corporation shall promptly provide notice of such determination to Agent (and the Corporation, if applicable). Any determination by the Corporation pursuant to this Section 4(b) shall be made by the Corporation’s Board of Directors.

     5. Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period Agent is a director, officer, employee or other agent of the Corporation (or is or was serving at the written request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Agent shall be subject to any possible Claim.
     6. Partial Indemnification. Agent shall be entitled under this Agreement to indemnification by the Corporation for a portion of the Expenses that Agent pays or incurs in connection with Claim even if Agent is not entitled hereunder to indemnification for the total amount thereof, and the Corporation shall indemnify Agent for the portion thereof to which Agent is entitled.
     7. Notification and Defense of Claim. Not later than thirty (30) days after receipt by Agent of notice of any Claim, Agent will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement of such Claim; provided, however, that no failure to provide such notice shall be deemed to reduce or limit the obligations of the Corporation under this Agreement unless (and only to the extent that) such failure materially prejudices the Corporation. The omission so to notify the Corporation will not relieve it from any liability which it may have to Agent otherwise than under this Agreement. With respect to any Claim as to which Agent notifies the Corporation of the commencement thereof:
          (a) The Corporation will be entitled to participate therein at its own expense;
          (b) Except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Agent. After notice from the Corporation to Agent of its election to assume the defense thereof, the Corporation will not be liable to Agent under this Agreement for any legal fees and expenses subsequently incurred by Agent in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Agent shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Agent unless (i) the employment of counsel by Agent has been authorized by the Corporation, (ii) Agent shall have reasonably concluded that there may be a conflict of interest between the Corporation and Agent in the conduct of the defense of such action (which conclusion may be made at any time during the pendency of the proceeding) or (iii) the Corporation shall not in fact have employed or continue to employ counsel to assume the defense of such action, in each of which cases the fees and expenses of Agent’s separate counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any Claim brought by or on behalf of the Corporation (except for a shareholders’ derivative suit brought nominally in the name of the Corporation) or as to which Agent shall have made the conclusion provided for in clause (ii) above;
          (c) The Corporation shall not be liable to indemnify Agent under this Agreement for any amounts paid in settlement of any Claim effected without its written consent, which shall not be unreasonably withheld. The Corporation shall be permitted to settle any Claim except that it shall not settle any Claim without Agent’s prior written consent (which may be given or withheld in Agent’s sole discretion) in any manner which (a) would impose any penalty or limitation on Agent or (b) would admit any liability or, misconduct by Agent;
          (d) If there is a Change in Control (as defined below) of the Corporation, then with respect to all matters thereafter arising concerning the rights of Agent to indemnity expense payments and/or advances under this Agreement or any other agreement or Corporation Bylaw now or hereafter in effect, the Corporation shall seek legal advice only from Independent Legal Counsel (defined below)

selected by Agent and approved by the Corporation (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Corporation and Agent as to whether and to what extent Agent would be permitted to be indemnified under applicable law. The Corporation shall pay the reasonable fees of such Independent Legal Counsel and fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto;
          (e) For purposes of this Section, a “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of the stock of the Corporation, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the total voting power represented by the Corporation’s then outstanding voting securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation and any new director whose election by the Board of Directors or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders or the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Corporation’s assets; and
          (f) For purposes of this Section, “Independent Legal Counsel” shall be defined as an attorney or firm of attorneys, selected in accordance with this Section, who have not otherwise performed services for the Corporation or Agent within the last five years (other than as Independent Legal Counsel under this Agreement or of other agents of the Corporation under similar indemnity agreements).
     8. Expenses. The Corporation shall advance, promptly following request therefore, all expenses incurred by Agent in connection with a Claim (an “Expense Advancement”). Notwithstanding the foregoing, (i) the obligations of Corporation under this Section 8 shall be subject to the condition that the Corporation (or Independent Legal Counsel, if applicable) shall not have determined in good faith (in a written opinion, in the case of Independent Legal Counsel) pursuant to Section 4(b) that Agent would not be permitted to be indemnified under this Agreement, and (ii) the obligation of the Corporation to make an Expense Advancement shall be subject to the condition that if, when and to the extent that the Corporation (or Independent Legal Counsel, if applicable) determines that Agent would not be permitted to be indemnified under this Agreement, the Corporation shall be entitled to be reimbursed by Agent for all such amounts theretofore paid, and (iii) the corporation shall have received an undertaking by or on behalf of Agent to repay said amounts if it shall be determined ultimately that Agent is not entitled to be indemnified under the provisions of this Agreement, the Bylaws, the Code or otherwise; provided, however, that if Agent has commenced or thereafter commences a legal proceeding in a court of competent jurisdiction to secure a determination that Agent should be indemnified under this Agreement, any determination made by the Corporation (or Independent Legal Counsel, if applicable) that Agent should not be indemnified under this Agreement shall not be binding, the Corporation shall pay the Expenses or Expense Advancement for which Agent seeks payment in such legal proceeding (subject to potential reimbursement by Agent) and Agent shall not be required to reimburse the Corporation for any Expenses or Expense Advancement until a final judicial determination is made with respect thereto. Agent’s obligation to reimburse the Corporation for any Expense Advancement shall be unsecured and no interest shall be charged thereon.
     9. Enforcement. Any right to indemnification or advances granted by this Agreement to Agent shall be enforceable by or on behalf of Agent in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefore. It shall be a defense to any action for which a claim for indemnification is made under Section 3 hereof (other than an action brought to enforce a claim for expenses pursuant to Section 8 hereof, provided that the required undertaking has been tendered to the Corporation) that Agent is not entitled to indemnification because of the limitations set forth in Section 4 hereof. Neither the failure of the Corporation (including its Board of Directors or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Agent is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or its stockholders) that such indemnification is improper shall be a defense to the action or create a presumption that Agent is not entitled to indemnification under this Agreement or otherwise. For purposes of this Agreement, the termination of any Claim, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Agent did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.
     10. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Agent, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.
     11. Indemnification for Additional Expenses. In the event that any action is instituted (i) by Agent pursuant to Section 9; (ii) by the Corporation for recovery of any Expense Advancement by the Corporation to Agent, or (iii) by or in the name of the Corporation under this Agreement to enforce or interpret any of the terms of this Agreement, Agent shall be entitled to be paid all expenses (including, without limitation, attorneys’ and expert witness’ fees and all other costs, expenses and obligations paid or incurred in connection with such matter) incurred by Agent with respect to such action and Agent shall be entitled to the advancement of expenses with respect to such action. Agent hereby undertakes to repay such amounts advanced if, and to the extent that, it shall ultimately be determined that Agent is not entitled to be indemnified by the Company as authorized by this Agreement, consistent with the terms of Sections 6 and 8.
     12. Non-Exclusivity of Rights. The rights conferred on Agent by this Agreement shall not be exclusive of any other right which Agent may have or hereafter acquire under any statute, provision of the Corporation’s Certificate of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in her official capacity and as to action in another capacity while holding office. To the extent that a change in the applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under any applicable Bylaws or this Agreement, it is the intent of the parties hereto that Agent shall enjoy by this Agreement the greater benefits so afforded by such change.
     13. Survival of Rights.
          (a) The rights conferred on Agent by this Agreement shall continue after Agent has ceased to be a director, officer, employee or other agent of the Corporation or to serve at the request of the

Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Agent’s heirs, executors and administrators.
          (b) The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.
     14. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Corporation shall nevertheless indemnify Agent to the fullest extent provided by the Bylaws, the Code or any other applicable law.
     15. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.
     16. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.
     17. Entire Agreement; Identical Counterparts. This Agreement constitutes the entire Agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only a counterpart signed by Agent need be produced to evidence the existence of this Agreement.
     18. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.
     19. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed; (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid; (ii) the following business day if sent by overnight delivery using a nationally recognized courier service, such as Federal Express or UPS :
     (a) If to Agent, at the address indicated on the signature page hereof.
     (b) If to the Corporation, to:
Solexa Inc.
25861 Industrial Blvd.
Hayward, CA 94545
or to such other address as a party may have been given notice by the other party in accordance with this Section 19, but no such notice shall have been deemed given until actually received by the party sought to be charged with the contents.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

SOLEXA INC.
By:	/s/ John West
John West
	Title:	Chief Executive Officer (Title)

AGENT:
By:	/s/ Peter Lundberg
Peter Lundberg
VP & Chief Technical Officer

Address: c/o Solexa, Inc. 25861 Industrial Blvd. Hayward, CA 94545